                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CHILI'S, INC.


     FIRST.  The name of the Corporation is Chili's, Inc.

     SECOND. The address of the Corporation's registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of capital stock that the Corporation shall have the authority to issue is 21,000,000 shares, consisting of 20,000,000 shares of Common Stock with a par value of $0.10 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $1.00 per share (the "Preferred Stock").

     Each holder of Common Stock shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by the stockholder.

     Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such voting powers and such preferences and relative, participating, optional or other special rights, with such qualifications, limitations, or restrictions of such preferences or rights as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred stock adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative.

     FIFTH. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be seven, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

      NAME                                     ADDRESS

Norman Brinker                     8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Jack A. Lavine                     8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Larry Lavine                       8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Robert Hefner                      8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Ron McDougal                       8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Chuck Haines                       8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

Jack Evans                         8350 Meadow Road, Suite 286
                                   Dallas, Texas 75231

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, amend, or repeal the Bylaws of the Corporation.

     SEVENTH. The name and address of the incorporator are William R. Hays III, 1500 Diamond Shamrock Tower, Dallas, Texas 75201.

     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 29th day of September, 1983.



                                       /s/ William R. Hays III
                                       ----------------------------------------
                                           William R. Hays III

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )

     BE IT REMEMBERED that on this 29th day of September, 1983 personally came before me, a Notary Public for the State of Texas, William R. Hays III, the person who signed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts therein stated are true.

     GIVEN UNDER MY HAND AND SEAL of office the day and year aforesaid.


                                   /s/ Florence Owens
                                   ----------------------------
                                   Notary Public in and for the
[SEAL]                                    State of Texas

My commission expires:             /s/ Florence Owens
     3/11/84                       ----------------------------
- ---------------------              (Print name of notary here)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CHILI'S, INC.


     Chili's, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, acting at a special meeting duly called and held on August 12, 1986, duly adopted resolutions (i) setting forth a proposed amendment to the Corporation's Certificate of Incorporation consisting of a new Article Ninth of the Certificate of Incorporation, (ii) declaring the advisability of such amendment, and (iii) directing that such amendment be submitted for consideration by the stockholders at the Annual Meeting of Stockholders of the Corporation to be held on October 28, 1986.

     SECOND: That thereafter, pursuant to resolutions of the Corporation's Board of Directors, the Annual Meeting of Stockholders of the Corporation was duly called and held on October 28, 1986, at which meeting holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the proposed amendment voted in favor of the following amendment to the Certificate of Incorporation of the Corporation:

     NINTH: No Director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that this Section shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such Director derived an improper personal benefit.

     THIRD: That such amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation law of the State of Delaware.

     FOURTH: That the capital of the Corporation will not be reduced by reason of such amendment.

     IN WITNESS WHEREOF, Chili's, Inc. has caused its corporate seal to be affixed hereto and this certificate to be signed by Norman E. Brinker, its Chairman of the Board, and attested by Richard Spellman, its Secretary, this 5th day of November, 1986.


                                   CHILI'S, INC.



                                   /s/ Norman E. Brinker
                                   ------------------------
                                   Norman E. Brinker,
                                   Chairman of the Board

[SEAL]
/s/ Richard Spellman
- --------------------------------------
Richard Spellman, Secretary

THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Norman E. Brinker, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of Chili's, Inc., a corporation, and that he has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of November, 1986.



                                   /s/ Barbara L. Mahoney
                                   --------------------------------
                                   Notary Public, State of Texas
[SEAL]

My commission expires:             /s/ Barbara L. Mahoney
     12/27/87                      --------------------------------
- ---------------------              Print Name of Notary Public Here

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      CHILI'S, INC., A DELAWARE CORPORATION


     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Chili's, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors, adopted resolutions setting forth and declaring advisable the following proposed amendments to the Certificate of Incorporation of the Corporation. The pertinent part of the resolutions setting forth the amendments are as follows:

          Article First of the Certificate of Incorporation shall be amended to read in its entirety as follows:

          "FIRST.  The name of the Corporation is Brinker International, Inc."

          The first paragraph of Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows:

          "FOURTH. The total number of shares of capital stock that the Corporation shall have the authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $0.10 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $1.00 per share (the "Preferred Stock")."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the proposed amendments were submitted to the stockholders of the Corporation, and the necessary number of shares as required by statute was voted in favor of each of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: In accordance with Section 103(d) of the General Corporation Law of the State of Delaware, this amendment shall not become effective until 5:00 p.m. (Delaware time) on May 9, 1991, at which time this amendment shall become effective.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be executed this 9th day of May, 1991.

                                        CHILI'S, INC., a Delaware corporation



                                        By:  /s/ Ronald A. McDougall
                                           -------------------------------------
                                           Ronald A. McDougall, President
                                           and Chief Operating Officer


ATTEST:



/s/ Robert L. Callaway
- ---------------------------------------
Robert L. Callaway, Secretary

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     BEFORE ME, the undersigned, on this day personally appeared RONALD A. McDOUGALL and ROBERT L. CALLAWAY, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER my hand and seal of office this 9th day of May, 1991.


     [S E A L]


                                        /s/ Rebecca E. Keck
                                        ----------------------------------------
                                        Notary Public, State of Texas


My Commission Expires:                  Printed or Stamped Name:

  June 27, 1993                              Rebecca E. Keck
- ---------------------                   ----------------------------------------

                                        [Notary Public stamp]

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          BRINKER INTERNATIONAL, INC.,
                             A DELAWARE CORPORATION


     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Brinker International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors, adopted resolutions setting forth and declaring advisable the following proposed amendment to the Certificate of Incorporation of the Corporation. The pertinent part of the resolution setting forth the amendment is as follows:

          The first paragraph of Article Fourth of the Certificate of Incorporation shall be amended to read in its entirety as follows:

               "FOURTH. The total number of shares of capital stock that the Corporation shall have the authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock with a par value of $.10 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock with a par value of $1.00 per share (the "Preferred Stock").

     SECOND: That thereafter, pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be executed this 5th day of November, 1993.

                                        BRINKER INTERNATIONAL, INC.,
                                        a Delaware corporation



                                        By: /s/ Ronald A. McDougall
                                           -------------------------------------
                                           Ronald A. McDougall, President and
                                           Chief Operating Officer



ATTEST:



/s/ Roger F. Thomson
- ---------------------------------------
Roger F. Thomson, Secretary



                                        2